UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2015

Beacon Roofing Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-50924	36-4173371
(Commission	(IRS Employer
File Number)	Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 323-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2015, the Board of Directors (the “Board”) of Beacon Roofing Supply, Inc. (the “Company”) voted to increase the size of the Board from nine members to ten members. To fill the vacancy created by this increase, the Board, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Alan Gershenhorn as a new director to serve until the 2016 annual meeting of stockholders of the Company.

It is expected that Mr. Gershenhorn will be compensated for his services (pro-rated for 2015) in accordance with the Company’s compensation program for non-employee directors set forth on page 27 of the Company’s 2015 proxy statement, including participating in the Company’s 2014 Stock Plan, under which he is expected to receive a pro-rated annual award of restricted stock units.

A copy of the press release announcing the appointment of Mr. Gershenhorn is attached hereto as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

99.1	Press release dated May 11, 2015, announcing the election of Alan Gershenhorn as a member of the Board of Directors of Beacon Roofing Supply, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date:	May 11, 2015	By:	/s/ Joseph M. Nowicki
Joseph M. Nowicki
Executive Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 11, 2015, announcing the election of Alan Gershenhorn as a member of the Board of Directors of Beacon Roofing Supply, Inc.